SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 ______________



         Date of Report (Date of earliest event reported): June 2, 2004



                            FOCUS ENHANCEMENTS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                           1-11860                   04-3144936
------------------              --------------            ---------------------
(State or other                 (Commission               (IRS Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)



          1370 Dell Ave., Campbell, CA                           95008
          ----------------------------                           -----
   (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (408) 866-8300

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Item 2. Acquisition or Disposition of Assets

On June 2, 2004, FOCUS Enhancements, Inc. announced that it had completed the acquisition of substantially all of the assets and assumed certain liabilities of Visual Circuits Corporation pursuant to an Agreement and Plan of Reorganization. The transaction was completed pursuant to Section 368(a)(1)(C) of the Internal Revenue Code.

Pursuant to the agreement, Visual Circuits Corporation, located in Minneapolis, Minnesota, received approximately 3.8 million shares of voting common stock of FOCUS Enhancements. The transaction was approved by the shareholders of VCC on May 28, 2004.

A copy of the press release announcing consummation of the transaction is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)   Exhibits

      99.1 Focus Enhancements, Inc. press release announcing the completion of the purchase of substantially all the assets of Visual Circuits Corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FOCUS ENHANCEMENTS, INC.


Date:  June 2, 2004                        By:        /s/ Gary Williams
                                                      --------------------------
                                           Name:      Gary Williams
                                           Title:     VP of Finance and CFO